Exhibit 10.6

BUILDING LEASE

1.             PARTIES. This Lease, dated as of this 7 day of July, 2001, is made by and between DIKEOU REALTY (herein called “Landlord”) and 2222 INC. (herein “Tenant”).

2.             BUILDING. Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord that certain space (herein called “Building”), having land dimensions of approximately 50 feet in frontage by 125 feet in depth and located at 1443-1447 Stout Street Denver, CO. The legal description of the property is Lots 27-28, Block 131, East Denver Subdivision. Said Building is commonly known as the Bradshaw Building with two retail bar/restaurants establishments located on the ground level and a residential hotel on the 2nd and 3rd floors. This Lease is subject to the terms, covenants and conditions herein set forth and the Tenant covenants as a material part of the consideration for the Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed.

3.             USE. Tenant shall use the Building for hotel, restaurant and bar for cabaret adult entertainment, and shall not use or permit the Building to be used for any other purpose without the prior written consent of Landlord.

4.             MINIMUM RENT.

4.A. Tenant agrees to pay to Landlord as Minimum Rent without notice or demand, the monthly sum of Twelve Thousand and no/100ths Dollars ($12,000.00), in advance, on or before the first day of each and every successive calendar month during months 1 through 36 of the Lease Term; the monthly sum of Fifteen Thousand and no/100ths Dollars ($15,000.00) in advance, on or before the first day of each and every successive calendar month during the months 37-72 of the Lease Term; the monthly sum of Seventeen Thousand and no/100ths Dollars ($17.000.00) in advance, on or before the first day of each and every successive calendar month during the months 73-120 of the Lease Term; the monthly sum of Twenty Thousand and no/100ths Dollars ($20,000.00) in advance, on or before the first day of each and every successive calendar month during the months 121-156 of the Lease Term; the monthly sum of Twenty-One Thousand and no/100ths Dollars ($21,000.00) in advance, on or before the first day of each and every successive calendar month during the months 157-180 of the Lease Term.

The rental and term shall commence as follows:

           September 1, 2001

Rent for any period which is for less then one (1) month shall be a prorated portion of the monthly installment herein based upon a thirty (30) day month. Said rental shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America and at such place as Landlord may from time to time designate in writing. Notwithstanding anything to the contrary herein all payments are recognized to be payments as a gross lease payment amount per square foot as it relates to the total amount paid.

4.B          MINIMUM RENT. Version 1. This paragraph has been intentionally deleted.

4.B.         MINIMUM RENT. Version 2. This paragraph has been intentionally deleted.

5.             TERM. The primary term of this Lease shall be fifteen (15) full calendar years (hereinafter “Lease Term”). The parties hereto acknowledge that certain obligations under various articles hereof may commence prior to the Lease Term, i.e. construction, hold harmless, liability insurance, etc.; and the parties agree to be Bound by these articles prior to commencement of the Lease Term.

6.             SECURITY DEPOSIT. Concurrently with Tenants execution of this Lease, Tenant has deposited with Landlord a sum of twenty four thousand dollars ($24,000.00). Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease. If Tenant defaults with respect to any provision of this Lease, including, but not limited to the provisions relating to the payment of rent. Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said deposit is so used or applied Tenants shall, within five (5) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant’s failure to do so shall be a default under this Lease. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenants interest hereunder) within ten (10) days following expiration of the Lease Term. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer said deposit to Landlord’s successor in Interest.

In the event that Tenant vacates its Building, or is evicted from its Building, or in the event this Lease Terminates pursuant to default by Tenant, then Landlord is hereby entitled to keep all of Tenant’s Security Deposit, if any, as liquidated damages regardless of whether or not Tenant owes to Landlord any money at this time. This paragraph shall in no way limit Landlord’s rights, to collect any monies owed to Landlord by Tenant or otherwise.

7.             ADDITIONAL CHARGES.

7 A.         Percentage Rent This paragraph has been intentionally deleted.

7.B.         Adjustments

I. In addition to the Minimum Rent provided in Article 4 hereinabove, and commencing at the same time as any rental commences under this Lease, Tenant shall pay to Landlord the following items, herein called Adjustments:

(a) All real estate taxes, insurance premiums, and assessments on the Building, including land, building, and improvements thereon. Said real estate taxes shall include all real estate taxes and any and all assessments that are levied upon and/or assessed against the Building, including any taxes which may be levied on rents. Said insurance shall include all insurance premiums for fire, extended coverage, liability, and any other insurance that Landlord deems necessary on the Building.

(i) This paragraph has been intentionally deleted.

(ii) This paragraph has been intentionally deleted.

(iii) Any charges, utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority in connection with the use or occupancy of the Building or the parking facilities serving the Building.

II. Upon commencement of rental Landlord shall submit to Tenant a statement of the anticipated monthly Adjustments, and Tenant shall pay these Adjustments on a monthly basis concurrently with the payment of the Rent and on each succeeding January. Tenant shall continue to make said monthly payments until notified by Landlord of a change thereof. In the event the total of the monthly payments which Tenant has made for the prior calendar year be less than the Tenant’s actual share of such Adjustments then Tenant shall pay the difference in a lump sum within ten days after receipt of such statement from Landlord and shall concurrently pay the difference in monthly payments made in the then calendar year and the amount of monthly payments which are then calculated as monthly Adjustments based on the prior year’s experience.

Any overpayment by Tenant shall be credited towards the monthly Adjustments next coming due. Even though the term has expired and Tenant has vacated the Building, when the final determination is made of Tenant’s share of said Adjustments for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated Adjustments previously paid and, conversely, any overpayment made shall be immediately rebated by Landlord to Tenant. Failure of Landlord to submit statements as called for herein shall not be deemed to be a waiver of Tenant’s requirement to pay sums as herein provided.

8.             USES PROHIBITED. Tenant shall not do or permit anything to be done in or about the Building nor bring or keep anything therein which is not within the permitted use of the Building which will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering said Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done In or about the Building which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them or use or allow the Building to be used for any improper, immoral, unlawful or objectionable purpose; nor shall Tenant cause, maintain or permit any nuisance in, on or about the Building. Tenant shall not commit or allow to be committed any waste in or upon the Building.

9.             COMPLIANCE WITH LAW. Tenant shall not use the Building, or permit anything to be done in or about the Building, which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at Its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar bodies now or hereafter constituted relating to or affecting the condition, use or occupancy of the Building, excluding structural changes not related to or affected by Tenant’s improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between the Landlord and Tenant.

10.           ALTERATIONS AND ADDITIONS. Tenant shall not make or allow to be made any alterations, additions or Improvements to or of the Building or any part thereof without first obtaining the written consent of Landlord and any alterations, additions or improvements to or of said Building, including, but not limited to, wall covering, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, shall at once become a part of the really and belong to the Landlord and shall be surrendered with the Building. In the event Landlord consents to the making of any alterations, additions or improvements to the Building by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense. Upon the expiration or sooner termination of the term hereof, Tenant shall, upon written demand by Landlord at Tenant’s sole cost and expense, forthwith and with all due diligence, remove any alterations, additions, or improvements made by Tenants, designated by Landlord to be removed, and Tenant shall, forthwith and will all due diligence, at its sole cost and expense, repair any damage to the Building caused by such removal. Landlord hereby grants Tenant the right to remodel the Building at Tenant’s sole cost and expense, provided that (i) Tenant obtain Landlord’s prior written consent thereto, and (ii) Tenant shall keep the Building free from any and all liens associated with any work performed, materials furnished or obligations incurred by or on behalf of Tenant. In the event a lien is filed on the Building for which Tenant is liable, Tenant shall have the right to secure a bond in favor of Landlord in the amount of such lien within 15 days of its filing.

11            REPAIRS.

11.A..      By entry hereunder, Tenant shall be deemed to have accepted the Building as being in good, sanitary order, condition and repair. Tenant shall, at Tenant’s sole cost and expense, keep the Building and every part thereof in good condition and repair including without limitation, the maintenance, replacement and repair of any storefront, doors, window casements, glazing, heating and air-conditioning system (Tenant shall obtain a service contract for repairs and maintenance of said system, said maintenance contract to conform to the requirements under the warranty, if any, on said system), plumbing, pipes, electrical wiring and conduits. Tenant shall, upon the expiration or sooner termination of this Lease hereof, surrender the Building to the Landlord in good condition, broom clean, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted. Any damage to adjacent Building caused by Tenant’s use of the Building shall be repaired at the sole cost and expense of Tenant

11.B.  Notwithstanding the provisions of Article 11A hereinabove. Tenant shall also repair and maintain at Tenant’s sole cost and expense the structural portions of the Building, including the exterior walls and roof. There shall be no abatement of rant and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Building or in or to fixtures, appurtenances and equipment therein.

12.           LIENS. Tenant shall keep the Building and the property in which the Building are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Landlord may require, at Landlord’s sole option, that Tenant shall provide to Landlord, at Tenant’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1½) times the estimated cost of any improvements, additions, or alterations in the Building which the Tenant desires to make, to insure Landlord against any liability for mechanics’ and materialmen’s liens and to insure completion of the work. Tenant Is requested to obtain written approval from Landlord for any improvements in excess of $5,000,000. Landlord hereby grants the Tenant the right to remodel the Leased Building at Tenant’s sole cost and expense.

13.           ASSIGNMENT AND SUBLETTING. Tenant shall not either voluntarily, or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the said Building or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees, agents, servants and invitees of Tenant excepted) to occupy or use the said Building, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. A consent to one assignment, subletting, occupation or use by arty other person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by any other person. Consent to any such assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any such assignment or subletting without such consent shall be void and shall, at the option of the Landlord, constitute a default under the terms of this Lease.

                In the event that Landlord shall consent to a sublease or assignment hereunder. Tenant shall pay Landlord reasonable fees, not to exceed Three Hundred and no/100ths ($300.00) Dollars, incurred in connection with the processing of documents necessary to giving of such consent.

14.           HOLD HARMLESS. Tenant shall indemnify and hold harmless Landlord against and from any and all claims arising from Tenant’s use of the Building or from the conduct of its business or from any activity, work, or other things done, permitted or suffered by the Tenant In or about the Building, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default In the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or negligence of the Tenant, or any officer, agent, employee, guest, or invitees of Tenant, and from ail costs, attorney’s fees, and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon and in case any action or proceeding be brought against Landlord by reason of such claim, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord, Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Building, from any cause other than Landlord’s negligence; and Tenant hereby waives all claims in respect thereof against Landlord.  Tenant shall give prompt notice to Landlord in case of casualty or accidents in the Building. Landlord or its agents shall not be liable for any loss or damage to persons or properly resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever, unless caused by or due to the negligence of Landlord, its agents, servants or employees. Landlord or its agents shall not be liable for interference with the light, air, or for any latent defect in the Building.

15.           SUBROGATION. As long as their respective insurers so permit, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall apply to their insurers to obtain said waivers. Each party shall obtain any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver.

16.           LIABILITY INSURANCE. Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Building and all areas appurtenant thereto. Such insurance shall be in the amount of not less than $1,000,000.00 for injury or death of one person in any one accident or occurrence and in the amount of not less than $1,000,000.00 for injury or death of more than one person in any one accident or occurrence. Tenant shall reimburse Landlord to insure Landlord and Tenant against liability for property damage of at least $2,000,000.00. The limit of any such insurance shall not, however, limit the liability of the Tenant hereunder. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant Insurance required hereunder shall be in companies rated AAA or better in “Best’s Insurance Guide”. Tenant shall deliver to Landlord, prior to right of entry, copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. No policy shall be cancelable or subject to reduction of coverage. All such policies shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry.

17.           UTILITIES. Tenant shall pay for all water, gas, heat, light, power, sewer charges, telephone service and ail other services and utilities supplied to the Building, together with any taxes thereon. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly metered with other Building.

18.           PERSONAL PROPERTY TAXES. Tenant shall pay, or cause to be paid, before delinquency any and all taxes levied or assessed and which become payable during the term hereof upon all Tenant’s leasehold improvements, equipment, furniture, fixtures, and any other personal properly located in the Building. In the event any or all of the Tenant’s leasehold improvements, equipment, furniture, fixtures and other personal property shall be assessed and faxed with the real property, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property.

19.           RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the reasonable rules and regulations that Landlord shall from time to time promulgate and/or modify. The rules and regulations shall be binding upon the Tenant upon delivery of a copy of them to Tenant Landlord snail not be responsible to Tenant for the non performance of any said rules and regulations by any other tenants or occupants.

20.           HOLDING OVER. If Tenant shall hold over after the expiration of the Lease Term, without written agreement providing otherwise, Tenant shall be deemed to be a tenant from month to month, at a monthly rental, payable in advance, equal to two hundred percent (200%) of the Basic Rent, Additional Rent, Parking Fees and other amounts last payable by Tenant under this Lease (but, In any event, not less than the rental value of the Demised Building), and Tenant shall be bound by all of the other terms, covenants and agreements of this Lease. Alternatively, at the election of Landlord expressed In a written notice to Tenant and not otherwise, such holding over shall constitute a renewal of this Lease for one (1) year, with Basic Rent in the amount of two hundred percent (200%) of the Basic Rent payable by Tenant in the immediately preceding Lease Year (but, in any event, not less than the rental value of the Demised Building), and Tenant shall be bound by all other terms, covenants and agreements of this Lease, including, without limitation, all terms related to Additional Rent. Nothing contained herein shall be construed to give Tenant the right to hold over at any time, and Landlord may exercise any and all remedies at Saw or in equity to recover possession of the Demised Building, as well as any damages incurred by Landlord due to Tenant’s failure to vacate the Demised Building and deliver possession to Landlord as herein provided.

21.           ENTRY BY LANDLORD. Landlord reserves, and shall at any and all times have, the right to enter the Building to inspect the same, to submit said Building to prospective purchasers or tenants, to post notices of non-responsibility, to post “For Lease” signs in Building’ windows six (6) months prior to the expiration of the term or any option terms, to repair the Building and any portion of the Building of which the Building are a part that Landlord may deem necessary or desirable, without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Building shall not be unreasonably blocked thereby, and further providing that the business of the Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Building, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Building, excluding Tenant’s vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Building without liability to Tenant except for any failure to exercise due care for Tenant’s property and any entry to the Building obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Building, or an eviction of Tenant from the Building or any portion thereof.

22.           TENANTS DEFAULT. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant

22.A.       The vacating or abandonment of the Building by Tenant.

22.B. The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof by Landlord to Tenant.

22.C. The failure by Tenant to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by the Tenant, other than described in Article 22.B., above, where such failure shall continue for a period of thirty (30) days after written notice hereof by Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for Its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) days period and thereafter diligently prosecutes such cure to completion.

22.D. The making by Tenant of any genera! assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Building or of Tenants interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Building or of Tenant’s Interest in this Lease, where such seizure is not discharged in thirty (30) days.

23.           REMEDIES IN DEFAULT. In the event of any such default or breach by Tenant, Landlord may at any time thereafter, in his sole discretion, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach:

23. A. Terminate Tenant’s right to possession of the Building by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Building to Landlord. In such event Landlord shall be entitled to recover from Tenant ail damages incurred by Landlord by reason of Tenant’s default including, but not limited to, the cost of recovering possession of the Building; expenses of reletting, including necessary renovation and alteration of the Building; reasonable attorney’s fees’ the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent and other charges and Adjustments called for herein for the balance of the term after the time of such award exceeds the amount of such loss for the same period that Tenant proves could be reasonably avoided; and that portion of any leasing commission paid by Landlord and applicable to the unexpired term of this Lease. Unpaid installments of rent or other sums shall bear interest from the date due at the maximum legal rate; or

23.B. Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Building. In such event Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent and any other charges and Adjustments as may become due hereunder; or

23.C. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State in which the Building are located.

24.           DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to (he holder of any first mortgage or deed of trust covering the Building whose name and address shall have (heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default and Tenant’s remedies shall be limited to damages and/or an injunction.

25.           RECONSTRUCTION. In the event the Premises are damaged by fire or other perils covered by extended coverage insurance, Landlord agrees to forthwith repair same, and (his Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of the Minimum Rent from the dale of damage and while such repairs are being made, such proportionate reduction to be based upon the extent to which the damage and making of such repairs shall reasonably interfere with (he business carried on by the Tenant in the Premises. If the damage is due to the fault or neglect of Tenant or its employees, there shall be no abatement of rent.

                In the event the Premises are damaged as a result of any cause other than the perils covered by fire and extended coverage insurance, then Tenant shall forthwith repair the same, provided the extent of the destruction be less than ten (10%) percent of the then full replacement cost of the Premises. In the event the destruction of the Premises is to an extent of ten (10%) percent or more of the full replacement cost then the Landlord shall have the option; (1) to repair or restore such damage, this Lease continuing in full force and effect, but the Minimum Rent to be proportionately reduced as hereinabove in this Article provided; or (2) give notice to Tenant at any time within sixty (60) days after such damage, terminating this Lease as of the date specified in such notice, which date shall be no more than thirty (30) days after (he giving of such notice. In the event of giving such notice, this Lease shall expire and all Interest of the Tenant in the Premises shall terminate on the date so specified in such notice and the Minimum Rent, reduced by a proportionate reduction, based upon the extent, if any. to which such damage interfered with the business carried on by the Tenant in the Premises, shall be paid up to date of said such termination.

                Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Article occurs during the last twenty-four months of the term of this Lease or any extension thereof.

                Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any leasehold improvements, fixtures, or other personal property of Tenant

26.           EMINENT DOMAIN. If more than twenty-five (25%) percent of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, within sixty (60) days after said taking, to terminate this Lease upon thirty (30) days written notice, if more than 25% of the Building are taken (and neither party elects to terminate as herein provided), the Minimum Rent thereafter to be paid shall be equitably reduced, if any part of the Building other than the Building may be so taken or appropriated, Landlord shall within sixty (60) days of said taking have the right at its option to terminate this Lease upon written notice to Tenant, in the event of any taking or appropriation whatsoever. Landlord shall be entitled to any and all awards and/or settlements which may be given and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

27.           PARKING AND COMMON AREAS. This paragraph has been intentionally deleted.

27.A.       This paragraph has been intentionally deleted.

27.B.       This paragraph has been intentionally deleted.

27.C.       This paragraph has been intentionally deleted.

27.D.       This paragraph has been intentionally deleted.

28.           SIGNS. This paragraph has been intentionally deleted.

29.           DISPLAYS. This paragraph has been intentionally deleted.

30.           AUCTIONS. Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Building whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

31.           HOURS OF BUSINESS. This paragraph has been intentionally deleted.

32.           MERCHANTS ASSOCIATION. This paragraph has been intentionally deleted.

33.           SECURITY INTEREST. This paragraph has been intentionally deleted.

34.           GENERAL PROVISIONS.

(i) Plats and Riders. Clauses, plats, riders and addendums, if any, affixed to this Lease are a part hereof.

(ii) Waiver. The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding default at the time of the acceptance of such rent.

(ill) Joint Obligation, if there is more than one Tenant the obligations hereunder imposed shall be joint and several.

(iv) Marginal Headings. The marginal headings and article titles to the articles of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

(v) Time. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

(vi) Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

(vii) Recordation. Neither Landlord nor Tenant shall record this Lease, but a short form memorandum hereof may be recorded at the request of the Landlord or Tenant.

(viii) Quiet Possession. Upon Tenant paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder. Tenant shall have quiet possession of the Building for the entire term hereof, subject to all the provisions of this Lease.

(ix) Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Building. Accordingly, if any installment of rent or any sum due from Tenant shall not be received by Landlord or Landlord’s designee by the fifth day of the month then it is considered past due, then Tenant shall pay to Landlord a late charge equal to the maximum amount permitted by law (and in the absence of any governing law, ten percent of such overdue amount), plus any attorney’s fees incurred by Landlord by reason of Tenant’s failure to pay rent and/or other charges when due hereunder. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

(x) Prior Agreements. This Lease contains all of the agreements and representations of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective far any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

(xi) Inability to Perform. This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so. if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Landlord.

(xii) Partial Invalidity, Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect

(xiii) Cumulative, Remedies. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with ail other remedies at law or in equity.

(xiv) Choice of Law. This Lease shall be governed by the laws of the State in which the Building are located.

(xv) Attorney’s Fees. In the event of any action or proceeding brought by either party against the other under this Lease the prevailing party shall be entitled to recover for the fees of its attorneys in such action or proceedings, including costs of appeal, if any, in such amount as the court may adjudge reasonable as attorneys’ fees. In addition, should it be necessary for Landlord to employ legal counsel to enforce any of the provisions herein contained, Tenant agrees to pay all attorney’s fees and court costs reasonably incurred.

(xvi) Sale of Building by Landlord. In the event of any sale of the Building by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained In or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Building shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease.

(xvii) Subordination, Attornment. Upon request of the Landlord, Tenant shall In writing subordinate its rights hereunder to the lien of any mortgage or deed of trust, to any bank, insurance company or other lending institution, now or hereafter in force against the Building, and to all advances made or hereafter to be made upon the security thereof.

In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Building, the Tenant shall atom to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

The provisions of this Article to the contrary notwithstanding, and so Song as Tenant is not in default hereunder, this Lease shall remain in full force and effect for the full term thereof.

(xviii) Notices. All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Landlord to the Tenant shall be sent by United States Mail, postage prepaid, addressed to the Tenant at the Building, and to the address herein below, or to such other place as Tenant may from time to time designate in a notice to the Landlord. All notices and demands by the Tenant to the Landlord shall be sent by United States Mail, postage prepaid, addressed to the Landlord at the address set forth herein, and to such other person or place as the Landlord may from time to time designate in a notice to the Tenant.

To Landlord at: 1615 California Street, Suite 707, Denver Colorado 80202

To Tenant at: 9003 E. Mansfield, Denver. CO 80237

(xix) Tenant’s Statement. Tenant shall at any time and from time to time, upon not less than three days prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth the date of commencement of rents and expiration of the term hereof. Any such statement may be relied upon by the prospective purchaser or encumbrancer of all or any portion of the real property of which the Building are a part.

(xx) Authority of Tenant. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation.

(xxi) Default interest. All monies owed by Tenant, including but not limited to rent, shall accrue interest at the prime rate plus 10% or 20% per annual, whichever is greater, from the default date until paid in full.

(xxi) Counterparts. This instrument may be signed in one or more counterparts, each of which shall be considered an original and when taken together shall constitute one and the same instrument.

35.           In addition to She foregoing rights and remedies of the Landlord as set forth in paragraphs 22 and 23 above, in the event of Tenant default terminating Tenant’s rights under the Lease, the Landlord shall have the option to accelerate all current and future monetary obligations of the Tenant, including remaining installments of rent, and such other amounts due under the term of the Lease. Such accelerated unpaid rent and other amounts due under the terms of the Lease (gross rents) shall accrue interest at the highest rate allowed by law until paid in full.

36.           DEMOLITION/ REMODEL/ RENOVATION. This paragraph has been intentionally deleted.

Landlord:	TENANT:
Dikeou Realty

/s/ John Dikeou
By: Jonn P. Dikeou	By:
Its:	Its:

By:
Its:

EXHIBIT “B”

CONSTRUCTION OF TENANTS STORE

Tenant shall be obligated to comply with the following:

a) Prior to start of Tenant’s work Tenant’s contractor shall provide. Landlord with a construction schedule In bar graph form indicating the completion date of all phases of Tenant’s work.

b) Tenant’s contractor shall be responsible for the repair, replacement or clean up of any damage done by him to other contractor’s work, which basically includes access ways to the Tenant’s Building, which may be concurrently used by others.

c) Tenant’s contractor shall contain his storage of materials and his operations within the Building and such other space as may be assigned by Landlord’s contractor.

d) All trash and surplus construction materials shall be stored within the Building and promptly removed from the Building.

e) Tenant’s contractor shall provide temporary utilities, portable toilet facilities and portable drinking water as required for his work within the Building and shall pay to Landlord’s contractor the cost of any temporary utilities and facilities provided by Landlord’s contractor at Tenant’s contractor’s request.

f) Tenant’s contractor shall notify Landlord of any planned work to be done on weekends or other than normal job hours.

g) Tenant’s contractor shall be responsible for compliance with applicable codes and regulations of duly constituted authorities having jurisdiction so far as the performance of the work and completed improvements are concerned for all work performed by Tenant’s contractor and all applicable safety regulations established by the general contractor for the Building.

DESCRIPTION OF LANDLORD’S WORK

“As is”

DESCRIPTION OF TENANTS WORK

Except as provided under “Description of Landlord’s Work” above, all work in the Building shall be provided by Tenant at Tenant’s expense. Tenant shall be permitted access to Building after Landlord’s contractor has completed work or portions thereof, for the purpose of completing Tenant’s work.

Tenant’s work shall include, but not be limited to, decorative and/or show window lighting and any special furred, covered or dropped ceiling areas.  Any modifications to the fire sprinkler system required due to irregularities of Tenant’s partitioning and/or ceiling design or in excess of ISO ordinary hazard rating shall be provided by Landlord at Tenant’s expense.

EXHIBIT “C”

STANDARD TENANT SIGN CRITERIA

1.     All signs must be submitted by each tenant to the Landlord for Landlord’s approval prior to application for sign permit Submit to Landlord detailed drawings showing size, layout, colors, materials, style of all letters and all graphics.

2.     Each tenant shall be responsible for obtaining ail permits for signs and for providing and installing all signs.

3.     In addition to approval by Landlord, all signs must be in conformance with local sign codes.

4.     The tenant shall be responsible for repair of any damage to the building caused by the installation of his signs.

GENERAL ADDENDUM

Addendum to that lease dated the        day of      , 2001 by and between DIKEOU REALTY herein called “LANDLORD”, and 2222 INC. herein called TENANT.

WHEREAS, it is intended that the parties to that lease add additional terms therein and to have full force and effect as though set forth in said lease.

TO the extent this Addendum is at variance with the body of this Lease the General Addendum shall prevail.

NOW, THEREFORE, in consideration of mutual promises, TEN DOLLARS and other valuable consideration, sufficiency and receipt acknowledged, the parties herein further agree as follows:

1.        COMMON AREA. This paragraph has been intentionally deleted.

2.        SIGNAGE. This paragraph has been intentionally deleted.

3.        ADJUSTMENTS. All rent adjustments, expenses and all monies due under this lease shall be considered as additional rent and payable as such.

4.        PLATE GLASS INSURANCE. The Tenant shall be responsible for the maintenance and insuring of the plate glass on the Building.

5.        FLOOR AREA DEFINITION. This paragraph has been intentionally deleted.

6.        MINIMUM RENT, in no event shall the Minimum Rent be below the minimum rent for the preceding year.

7.        SALES TAX (GROSS RECEIPTS TAX). In addition to all other payments, the Tenant shall pay sales tax and/or gross receipts tax, and any and all increases in such tax on the total amount paid to Landlord Including, but not limited to, rent, real estate taxes, insurance, common area maintenance fees and common area utilities.

8.        LIEN WARRANTS. The Landlord in no manner whatsoever shall be responsible for any contract that the Tenant makes or for any agreement that the Tenant makes for construction, alteration, or repairing of the building or improvement on the demised Building or for the purchase of material to be used for work and labor to be performed in and about the construction, alteration or repair to be made, and that such contract or agreement between the tenant and said third party to this contract shall contain express waivers by said contractor of any and all claim for mechanics or material liens against the demised Building or improvements thereon, including those made and erected under the terms of this lease.

9.        REPAIRS. The landlord shall not be responsible for any repairs that the tenant shall contract with other parties.

10.      ASSIGNMENT. Notwithstanding other assignment provisions in this Lease that are in conflict with the following provisions of assignment the following assignment provisions shall prevail:

(a) Tenant may not assign this Lease or sublease the Building, in whole or in part, to a wholly owned corporation or controlled subsidiary of Tenant without first having obtained the written consent of Landlord, such consent not to be unreasonably withheld.

(b) If Tenant is a corporation, any transfer, sale, pledge or other disposition of more than ten percent

(10%) of the common stock shall occur, or voting control or power to vote the majority of the outstanding stock capital stock be changed, such action shall be deemed an assignment under the terms of this Lease and shall be subject to all the terms and conditions thereof. Any breach of the assignment clause by Tenant will constitute a default under the terms of this Lease.

(c) In the event the Tenant shall transfer, assign, or sublease the entire or any portion of the Building for rentals or any consideration in excess of those rentals, consideration, and/or the sales proceeds payable hereunder. Tenant shall pay to Landlord, as additional rent hereunder, 5% of such excess rentals and consideration paid for the transfer, sublease and/or assignment of the Lease. Tenant will also pay to Landlord, a sum of $34,000 upon any transfer, assignment, or stock purchase to reimburse Landlord for the cost of the new boiler that Landlord has Installed in the Building.

(cc) All provisions of Paragraph 13 of the Base Lease remains in full force and effect when not in conflict with Paragraph 10 herein and more specifically, but not limited thereto, consent to any assignment or subletting shall In no way relieve Tenant of any liability under this Lease.

(d) Any proposed assignee or subtenant of Tenant shall assume Tenant’s obligations hereunder and deliver to Landlord an assumption agreement in form satisfactory to Landlord no less than ten (10) days prior to the effective date of the proposed assignment.

(e) Notwithstanding any of the foregoing provisions, if Tenant is in default under any of the terms of this lease, Tenant may not assign or sublet the Building in whole or in part.

11.      ADDITIONAL PROVISIONS FOR SECURITY DEPOSITS. If Tenant should be overdue In the payment of monthly rent or other sums payable to Landlord on at least two or more occasions during a year, Landlord, at its option, may require tenant to increase the amount of security deposit now held by Landlord by an amount sufficient to cover at least two month’s rent or greater amount to be determined at sole discretion of Landlord. In this event, upon receipt of the additional security sum, Landlord and tenant shall evidence such receipt by a letter signed and acknowledged by both parties to be incorporated as part of this Lease, stating the “New Total Amount” so held without liability for any interest

12.      HAZARD INSURANCE. Tenant shall be responsible for any increase In the hazard insurance premium rates when said increase in the premium rates is directly attributable to the unique use of the Building by the Tenant.

13.      MORTGAGE FINANCING. Tenant shall, upon the request of Landlord, execute and deliver such instruments as may be required by Landlord to make this Lease either superior or subordinate to any mortgages now or hereafter placed upon Landlord’s interest in the Building or the Demised Building or future additions thereto. Tenant hereby attorns to any purchaser at a foreclosure sale or sale in lieu of foreclosure or any other sale or any type, and agrees to execute all agreements required by any such purchaser affirming such attornment.

Upon request of any mortgage of record, Tenant shall give such mortgagee copies of all notices given by Tenant to Landlord hereunder, and Tenant shall allow such mortgagee a reasonable length of time (In any event, not less than sixty (60) days from the date of such notice) in which to cure any default by Landlord hereunder. Any such notice shall be sent to such department and address as such mortgagee shall direct Tenant in writing.

14.      TAP FEES. This paragraph has been intentionally deleted.

15.      IMPROVEMENT OF DEMISED BUILDING. Tenant accepts Building In its “as is” condition. Any required improvements and or maintenance and repairs should be at Tenant’s sole cost and expense.

16.      SERVICE CORRIDORS. This paragraph has been intentionally deleted.

17.      RADIUS CLAUSE. This paragraph has been intentionally deleted.

18.      RIGHT TO MOVE TENANT. This paragraph has been intentionally deleted.

19.      ZONING. The property on which Tenant’s Building shall be located is zoned B-5. As Landlord does not understand the exact nature of Tenant’s occupancy to the same level as does Tenant, it shall be the sole responsibility of Tenant to confirm that the zoning use is compatible with Tenant’s use.

20.      OWNERSHIP OF EQUIPMENT. This paragraph has been intentionally deleted.

21.      FINANCIAL STATEMENTS. Tenant and any potential assignees will provide Landlord with a current copy of its financial statement and tax return. Additionally, Tenant agrees to supply Landlord and/or Landlord’s lender, potential lenders, or potential purchasers of the Building with Tenant’s financial statement, tax return, and store ranking, both locally and nationally if applicable, upon Landlord’s written request

22. TERMINATION OF LEASE dated July 1, 1994. This Lease dated  the day       of            , 2001 (hereafter “New Lease”) shall be In full force and effect and shall replace the previous Lease dated July 1, 1994 between Tenant and Landlord.

23. Landlord hereby agrees that whenever its consent is required under this Lease, such consent shall not be unreasonably withheld.

IN WITNESS WHEREOF, the parties have executed this        day of                 , 2001.  Addendum this.

LANDLORD:	TENANT:
DIKEOU REALTY
/s/ John Dikeou	/s/ Orville Bullard
By: John P. Dikeou	By:
It: Partner	Its:

General Addendum

Addendum to that lease dated the 1st, day of  MAR, 2000 Inc. herein called Landlord and 1443 Corporation herein called Tenant.

Whereas, it is intended that the parties to that lease add additional terms therein and to have full force and effect as though set forth in said lease.

To the extent this Addendum is at variance with the body of this Lease the General Addendum shall prevail.

Now, Therefore the parties herein further agree as follows:

1.

In addition to the Minimum Rent provided in the Lease and commencing at the same time as any rent commences under the Lease, Tenant shall pay to Landlord the following items, herein called adjustments:

	a.	All real estate taxes, insurance premiums, and assessments on the Building, including land, building and improvements thereon.

2.

Lien Warrants. The Landlord in no manner whatsoever shall be responsible for any contract that the Tenant makes or for any agreement that the Tenant makes for construction, alteration, or repairing of the building or improvements on the demised building or for the purchase of material to be used for work and labor to be performed in and about the construction, alteration or repair to be made.

LANDLORD:	TENANT:

2222, Inc.	1443 Corporation

/s/ Ginger Bullard	/s/ Orville Bullard

By: Ginger Bullard	By: Orville D. Bullard

Its: President	Its: President